SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]


Check the appropriate box:
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     14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Interactive Entertainment Limited
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


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(3)  Per unit price or other underlying value of transaction computed pursuant
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[_]  Fee paid previously with preliminary materials.


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                       INTERACTIVE ENTERTAINMENT LIMITED
                          Cedar House, 41 Cedar Street
                             Hamilton, HM12, Bermuda

                                 July 30, 2000



To Our Shareholders:

   You are cordially invited to attend the 2000 Annual General Meeting of Shareholders of Interactive Entertainment Limited, a Bermuda exempted company (the "Company"), which will be held at 10:00 a.m., Eastern Daylight Time, on August 30, 2000, at 41 Cedar House, Hamilton, HM 12, Bermuda. (the "Annual General Meeting").

   At the Annual General Meeting, Shareholders will vote to: (i) change the name of the Company to "Creator Capital Limited"; (ii) effect up to a maximum one for ten reverse stock split, at the Board's discretion; (iii) increase the Company's authorized share capital to US$10,050,030.00; (iv) elect six persons to the Board of Directors; (v) re-appoint Buckley Dodds as the Company's auditor; (vi) receive and consider the report of the directors to the shareholders and the financial statements of the Company, together with the auditor's report thereon for the financial year ended December 31, 1999; and (vii) transact such other business as may properly come before the Annual General Meeting. Further information concerning the meeting and the nominees for director can be found in the accompanying Notice and Proxy Statement.

I hope that you can attend the Annual General Meeting and assist the Board of Directors by voting for the change of Company name; the reverse stock split; the increase of authorized share capital; the election of directors; and the ratification of the appointment of the auditors. Whether or not you plan to attend the Annual General Meeting, please be sure to date, sign and return the proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy card.

Sincerely,


Deborah Fortescue-Merrin
Chairman of the Board













                                    Page 1

                         INTERACTIVE ENTERTAINMENT LIMITED
                            Cedar House, 41 Cedar House
                              Hamilton HM 12, Bermuda


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON August 30, 2000

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders ("Annual General Meeting") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"), will be held at Cedar House, 41 Cedar Street, Hamilton HM 12, Bermuda, on August 30, 2000, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1. To change the name of the Company to "Creator Capital Limited."
2. To approve, at the discretion of the Board, up to a maximum one for ten reverse stock split of the Company's Common Stock
3. To increase the authorized share capital of the Company to US$10,050,030.00;
4. To elect six persons to the Board of Directors;
5. To re-appoint Buckley Dodds as the Company's auditors;
6. To receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 1999, and
7. To transact such other business as may properly come before the Annual General Meeting.

This Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of July 30, 2000. However, all shareholders of record on the date of the meeting, are entitled to attend and to vote at the Annual General Meeting. The Company's Form 10-K Annual Report for the year ended December 31, 1999, including audited financial statements, is included with this mailing of the Proxy Statement and this Notice.

   We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important--, as is the vote of every shareholder--and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

   Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.


By Order of the Board of Directors
Deborah Fortescue-Merrin
Chairman of the Board


DATED: July 30, 2000



                                        Page 2
                          INTERACTIVE ENTERTAINMENT LIMITED
                             Cedar House, 41 Cedar House
                               Hamilton HM12, Bermuda


                                 PROXY STATEMENT

                For the Annual General Meeting of Shareholders
                                 August 30, 2000

   This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company ("the Company" or "IEL"), for use at the Annual General Meeting of the Company to be held at Hamilton, Bermuda, on August 30, 2000, at 10:00 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company include IEL and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted
(i) FOR the change of the name of the Company; (ii) FOR the Reverse Stock Split; (iii) FOR the increase in authorized share capital described herein;
(iv) FOR the election of the nominees approved by the Board; (v) FOR the re-appointment of Buckley Dodds as the Company's auditors; and (vi) if any other matters properly come before the Annual General Meeting, in accordance with the best judgment of persons designated as proxies.

   The Board has established July 30, 2000, as the date used to determine those record holders and beneficial owners of Common Stock to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 50,000,000 shares of common stock, par value US$.01 per share (the "Common Stock"), outstanding. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. However, Proposals 2 and 3 (regarding the Reverse Stock Split and Authorized Capital increase) are special resolutions requiring the vote of at least three-quarters of the votes cast at the meeting. The presence, in person or by proxy, at the Annual General Meeting of at least two shareholders entitled to vote is necessary to constitute a quorum at the Annual General Meeting. This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about July 30, 2000.



                                    PROPOSAL 1

                            CHANGE OF CORPORATE NAME

On July 20, 2000, the Board approved as a special resolution, for approval by the Annual Meeting of Shareholders, a change of the Company's name from Interactive Entertainment Limited ("IEL"), to Creator Capital Limited ("CCL").


                                 Page 3
It has become very apparent to management, through feedback from Airline

Industry sources, that the current perception of IEL in the marketplace is not positive and thereby possibly hindering future growth. The past history of IEL, its image and perception of failure, has become a difficult obstacle to continually explain and overcome. It has been agreed that a corporate makeover, including a name change will serve to allow IEL to create a new and different image in the airline industry marketplace This would erase any lingering misconceptions and perceptions, which are still hampering the company's core business.

The proposed name "Creator Capital Limited" is similar to the original name of IEL before being changed to Sky Games International Ltd., and then Interactive Entertainment Ltd. Management is of the opinion that this name is more appropriate in light of the fact that projects outside the scope of the current core business are being reviewed for possible acquisition. The reference to the "Creation of Capital" in the name lends itself to a company in pursuit of businesses and/or technologies, which will, hopefully, provide significant future revenues to the Company.

MANAGEMENT WHOLEHEARTEDLY RECOMMENDS THE APPROVAL OF PROPOSAL 1 TO CHANGE THE NAME OF THE COMPANY.


                                     PROPOSAL 2

                               REVERSE STOCK SPLIT

   On July 20, 2000, the Board approved, as a special resolution for approval by the Annual Meeting of Shareholders, up to a maximum one for ten reverse stock split of the Company's Common Stock (the "Reverse Stock Split").

The Reverse Stock Split

   In the event the Company makes an acquisition, or an additional project of significance is proposed, management is of the opinion that the necessity may arise for a reverse stock split. The outstanding number of shares becomes important to the successful infusion of new capital in order to finance such an acquisition or project. This necessitates allowing the Board the discretion to decide the size of the reverse split at the appropriate time, with all the appropriate information concerning the new acquisition in hand. The board feels that the authorization of this discretion by the shareholders is in the best interests of the shareholders. The actual size of the reverse split would solely depend upon the type of acquisition made, and its funding requirements.

   With the addition of another project, the Reverse Stock Split would assist the Company to increase the marketability and liquidity of the Common Shares.
It would also allow the company to embark upon an investor relations programme with the goal of relisting the Common Shares on the NASDAQ SmallCap Market. The minimum share price for listing on the NASDAQ SmallCap Market is US$4.00 per share.

   The Common Stock is listed for trading on the NASD OTC Bulletin Board system under the symbol IELSF. On June 30, 2000, the reported closing price of the


                                 Page 4
Common Stock was US$0.188 per share.  With the addition of a new project, the primary purpose of the Reverse Stock Split would be to seek to attain the minimum Common share listing share price of US$4.00 per share. The Board believes that a decrease in the number of shares of Common Stock outstanding, without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings, may assist to increase the trading price of such shares to US$4.00 per share. However, even if the Reverse Stock Split is consummated, no assurance can be given that the market price of the Common Stock will rise in proportion to the number of outstanding shares resulting from any Reverse Stock Split, or that the market price would not subsequently decline to less than the maintenance listing price of US$1.00 per share.

   The Board believes that the current low per share price of the Common Stock limits the effective marketability of the Common Stock. This is due to the reluctance of many brokerage, financial and institutional investors, to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive.

   The Board also believes that an increased price per share of the Common Stock may increase the following of the stock among members of the investment community, including those persons who may have an interest in making new investments in the Company's common stock. This may improve the Company's ability to raise capital, particularly from private investors.

   The Company's Common Stock was listed on the NASDAQ SmallCap Market, until March 24, 1999, when the Company was notified by The NASDAQ Stock Market that its securities would be delisted from the NASDAQ SmallCap Market. The Common Stock no longer met the minimum US$1.00 per share bid price that is required for a security to be listed in the NASDAQ SmallCap Market.

During the month of June 2000, the Company's stock traded from a low of US$0.10 per share to a high ofUS$0.25 per share.

   Under Bermuda Law, the effect of the Reverse Stock Split would be to turn the Company's share capital with respect to its Common Stock, currently consisting of 50,000,000 shares of common stock, par value US$0.01 into up to 5,000,000 shares of common stock, par value US$0.10. Consummation of the Reverse Stock Split would therefore reduce the number of shares of Common Stock authorized for issuance from its current 50,000,000 shares to a possible maximum of 5,000,000 shares. However, Proposal 3, described below, would serve to increase the number of Common Shares available for issuance by the Company to 100,000,000 shares.

   If the stockholders at the Annual General Meeting approve the Reverse Stock Split, the Reverse Stock Split would become effective on a date (the "Effective Date") selected by the Board, at its discretion. This discretion would be exercised upon the completion of a new acquisition, which would require a financing, on or prior to the Company's next Annual General Meeting of Stockholders.


                                Page 5
Treatment of Outstanding Shares after a Reverse Stock Split; Reverse Stock Split Procedures

   At the Effective Date, designated at the discretion of the board, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into up to a maximum one-tenth of a share of the Company's Common Stock, par value up to a maximum of US$.10 per share (the "New Common Stock"). Fractional shares of New Common Stock will not be issued. Instead, all fractional shares will be canceled, and the Company will pay all affected shareholders an amount of cash equal to the last sale price of the shares on the trading day immediately before the Effective Date, as reported on the NASD OTC Bulletin Board system (or other market on which the Common Stock is then trading). If the Common Stock does not trade on such day, the price shall be the average of the bid and ask price for the Common Stock at such time. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock. These forms will be used to forward certificates formerly representing shares of Old Common Stock for surrender. These surrendered certificates would then be exchanged for certificates representing whole shares of New Common Stock and cash in lieu of any fractional shares.

   PLEASE DO NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.


Tax Treatment

   Consummation of the Reverse Stock Split will not have any significant federal tax consequences to stockholders. The transaction should be treated as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. However, where the Company purchases fractional shares of shareholders, the transaction will have federal income tax consequences associated with the purchase and sale of stock by an issuer.

THE BOARD RECOMMENDS APPROVAL OF PROPOSAL 2 TO APPROVE THE REVERSE STOCK
SPLIT



                                  PROPOSAL 3

                            INCREASE OF SHARE CAPITAL

On July 20 2000, the Board approved, as a special resolution for approval by the Annual Meeting of Shareholders, an increase in the share capital of the Company from US$550,030.00, consisting of 50,000,000 Common Shares of par value US$0.01 each and 5,003,000 shares of preference shares, par value US$0.01 each, to up to US$10,050,030.00, consisting of 100,000,000 Common Shares of par value US$
0.10 each and 5,003,000 shares of preference shares, par value US$0.01 each.






                                 Page 6
The Increase in Share Capital

 The effect of the increase of share capital would be to permit the Company to issue up to a maximum of an additional 95,000,000 shares of Common Stock par value US$0.10. Currently, the Company does not have authorized Common Stock for issuance. The Company has received conversion notices of its Class B Series A Preference Shares, and Class B Series B Preference Shares to convert 39,944,173 shares of Common Stock, which it has not yet been able to honour. If any outstanding options were to be exercised, the company also would not be able to honour those obligations.

   The Board believes that it is in the Company's best interest for the Shareholders to approve this proposal, permitting the Company to issue additional Common Stock. The Company is currently authorized to issue 50,000,000 shares of Common Stock, all of which shares are already outstanding. The Company has received conversion notices from holders of its Class B Series A Preference Shares, and Class B Series B Preference Shares to convert their preference shares into 39,944,173, (the "Unconverted Preference Shares"), common shares. These shares cannot be issued, due to the lack of authourized share capital.

   The Board believes that increasing the number of shares of Common Stock would be desirable as it would make available shares to potential investors in the Company without the burden and expense of a special meeting of shareholders or having to wait for the next Annual Meeting of Shareholders. The increase would also allow issuance of the Unconverted Preference Shares. As the Company believes that it may need to issue stock in order to raise capital in the coming year, it believes it is appropriate to increase the share capital of the Company at this time. At this time, other than the issuance of the Unconverted Preference Shares, the Company does not have any current plans, agreements or understandings for stock issuances that would involve the issuance of Common Stock or Preferred Stock in excess of that authorized. If the increase of share capital is approved by the stockholders at the Annual General Meeting, the increase would become effective at the discretion of the Board on a date to be chosen as previously explained ("the Effective Date").

   The increase in share capital would provide the Company with flexibility in funding future capital needs by making additional Common Stock available. The issuance of additional Common Stock may adversely affect the market price of the Common Stock.

   The inability of the Company to issue Common Stock upon receipt of conversion requests for the Company's Preference Shares has placed the Company in violation of certain provisions of the agreements with holders of the Preference Shares and could lead to potential litigation. However, conversion of the Preference Shares into Common Stock increases the number of shares of Common Stock outstanding, and could adversely affect the market price of the Common Stock.

The Preference Shares

   As of June 30, 2000, 2,237 Class A Preference Shares were outstanding. The Class A Preference Shares were issued in June, 1997 in exchange for a promissory note due to B/E Aerospace ("BEA"). The Class A Preference Shares are


                                 Page 7
convertible at any time into a number of shares of Common Stock, determined by dividing $1,000 per share of Class A Preference Shares by a conversion price equal to 60% (after August 31, 1999) of the average mean of the closing bid and ask prices of the Common Stock for the 20 trading days prior to the conversion. At June 9, 2000, the 2,237 Class A Preference Shares were convertible at US$0.1396 into 16,035,842 Common shares. The actual number of shares of Common Stock issuable upon conversion may be higher or lower depending upon the market price of the Common Stock for the 20 days prior to conversion and is inversely proportional to the market price of the Company's Common Stock for such period i.e. if the average share price decreases, the number of shares of Common Stock issuable increases. In addition BEA has the right to require the Company to issue additional shares of Common Stock in the event the value of any conversions and any related resales do not satisfy the original promissory note to BEA. The Company is negotiating with BEA to amend the conversion terms in such a manner to reduce the potential dilution to shareholders of Common Stock.

   As of June 30, 2000, there were 1,720 Class B Series A Preference Shares outstanding. The Class B Series A Preference Shares are convertible into a number of shares of Common Stock determined by dividing the stated value of US$1,000 per share by the lesser of US$3.2038 (the "Fixed Conversion Price") and a price (the "Floating Conversion Price") calculated as 85% of the average of the three lowest closing bid prices for the Common Stock during the thirty trading days prior to the conversion date. As of March 31, 2000, 600 outstanding Class B Series A Preference Shares had been submitted for conversion into 22,588,235 shares of Common Stock. The remaining 1,120 outstanding Class B Series A Preference shares are subject to an agreement between the Company and two of the holders of the Class B Series A Preference Shares, which provides that the Floating Conversion Price shall be fixed at US$0.25 per share.
As at March 31, 2000, 1,000 of the remaining 1,120 outstanding Class B Series A Preference Shares had been submitted for conversion into 4,000,000 shares of Common Stock. The remaining 120 Preference Shares have not yet been submitte for conversion.

As of December 31, 1999, there were 262 Class B Series B Preference Shares outstanding. The Class B Series B Preference Shares were convertible into a number of shares of Common Stock determined by dividing the stated value of $1,000 per share by the lesser of US$3.2038 (the "Fixed Conversion Price") and a price (the "Floating Conversion Price") calculated as 85% of the average of the three lowest closing bid prices for the Common Stock during the thirty trading days prior to the conversion date. As of March 31, 2000, the 262 outstanding Class B Series B Preference Shares had been submitted for conversion into 9,863,529 shares of Common Stock.

   If preference shareholders convert preference shares to Common Stock and then sell their Common Stock, the market price of the Common Stock may decrease due to the additional shares being available in the market. If preference shareholders convert preference shares to Common Stock and hold the Common Stock, it is possible that they could become the majority shareholders of the Company. The conversion of the preference shares will result in significant dilution to the interests of other holders of Common Stock.

   Although management has no current plans to adopt any anti-takeover measures, the availability of authorized but unissued shares of Common Stock could have certain anti-takeover effects, making it more difficult or discourage, to


                                Page 8
varying degrees and in various circumstances, a merger, tender offer, proxy contest or acquisition of control of a large block of the Company's Common Stock without prior approval of the Board.

THE BOARD RECOMMENDS APPROVAL OF PROPOSAL 3 TO APPROVE THE INCREASE IN THE AUTHORIZED CAPITAL.



                                    PROPOSAL 4

                                ELECTION OF DIRECTORS

   In accordance with the Company's Bye-Laws, six directors are to be elected at this Annual General Meeting. The Board recommends the election to the Board of the nominees whose names appear below. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are nominated and elected. In the absence of instructions to the contrary, the enclosed proxy will be voted FOR the nominees listed below.

   Pursuant to the ByeLaws of the Company, one director may be appointed by Harrah's Interactive Investment Company, a Nevada Corporation ("HIIC", and together with its affiliates, the "HIIC Entities"), pursuant to ByeLaw 54B. Bye-Law 54B provides that during such time as the HIIC Entities own 10% or more of the outstanding voting securities, or their equivalents, of the Company, on a fully-diluted basis, the HIIC Entities will have the ability to appoint a percentage of directors (rounded to the nearest 10%). This percentage of directors has the same proportion to the size of the entire Board as the number of such voting securities held by the HIIC Entities bears to the total number of such securities, on a fully diluted basis. The HIIC Entities will also be entitled to such proportionate representation on the Executive, Compensation and Audit Committees of the Board. On the Record Date, the HIIC Entities owned approximately 6,886,915 of the outstanding voting securities, or their equivalents, of the Company. The HIIC Entities have elected not to exercise their right to appoint member to the Board for the coming year.

   With respect to the nominees for the six members of the Board to be elected by the shareholders of the Company at the Annual General Meeting, the following sets forth the name of each nominee and, for each, the period during which the nominee has served as a director, information relating to the nominee's age, principal occupation and business experience during the past five years, any other directorships held by the nominee in publicly held companies and certain other information. Information with respect to the ages of directors is as of June 30, 2000, and information as to their ownership of shares of Common Stock as of that date is provided under the caption "Security Ownership By Directors, Officers and Five Persons (or More) Shareholders."


   MR MICHAEL BARTLETT, age 57, is a nominee for director. Mr Bartlett is a thirty-year veteran of the thumbed entertainment industry. During his career, Mr. Bartlett has held the following senior positions: President & CEO Expo 86 (Vancouver, Canada), Senior VP Planning & Development, Universal Studios (Florida), Vice President & General Manager, Canada's Wonderland (Toronto,


                                 Page 9
Canada), President & CEO, Natural Maritime Authority (Norfolk, Virginia), Vice President, Planning & Development Taft Broadcasting Theme Park Division (Cincinnati, Ohio). Currently, Mr. Bartlett is the President and CEO of Indico Technologies and Creative Entertainment Technologies, both publicly traded companies.

ANTHONY P. CLEMENTS, age 53, has been a director of the Company since March of Mr. Clements is an investment banker with Yorkton Securities, based in London, England. From 1994 to March 1998, he was an investment banker with T. Hoare & Co. Mr. Clements also served as a director of the Company's operating subsidiary from August 10, 1995 until its amalgamation with the Company on June 17, 1997. Prior to 1994, Mr. Clements was an investment banker for Rickets & Co., also based in London. Mr. Clements has also managed the North American portfolio of Postel Investment Management (pension fund managers for both the Post Office and British Telecom) from 1973 until 1987, and has worked in areas of corporate finance since 1987.

   DEBORAH FORTESCUE-MERRIN, age 44, has been a director of the Company since September 10, 1999, and she was previously a director of the Company from October 1995 to October 1997. Mrs. Merrin is Vice-President of J. Perot Financial Corp., a private investment management firm located in Vancouver, British Colombia, Canada. Previous to joining J. Perot Financial, Mrs. Merrin was a securities broker for twelve years, and worked in the area of corporate finance from 1989-1992, specializing in special situations concerning medical issues. Mrs. Merrin is the President and a Director of North American Medical Services Inc. and she is also a director of Creative Entertainment Technologies, Inc., and Indico Technologies, each publicly traded companies. Mrs Merrin is also currently the President, and Chairman of IEL.

MR B.J. (JACK) ILES, age 67, is a nominee for director. Mr Iles is a founding partner of Smythe Ratcliffe, Chartered Accountants (the Western Canadian Affiliate of Pannell Kerr Forster) exclusively engaged in matters of taxation, which has been his vocation for forty years. Mr Iles has served with the Canadian Federal Taxation Authorities and the Comptroller of the Treasury. Mr Iles limits his practice to international and multi-national commercial ventures, specializing in maximizing after-tax cash flow and income retention. He has extensive experience in all areas of tax practice with special emphasis on planning and structuring for startup enterprises. Mr Iles' career has spanned three continents, innumerable countries, and tax regimes. A seminar leader, lecturer, author of papers and articles, Mr Iles is also a director and former director of several private and not-for-profit companies and societies.

   ANASTASIA KOSTOFF-MANN, age 52, has been a director since September 10, 1999, and she was previously a director of the Company until September 1996. Ms Mann has over 28 years experience in the hotel, sales and marketing, and travel industry. She is the Founder and Chairman of the Corniche Group of Companies, overseeing all aspects of travel and meeting management for corporate accounts. She is a lifetime director and former President and Chairman of the International Travel & Tourism Research Association (TTRA). She currently serves a commissioner on the California Travel and Tourism Commission where she also sits on the Executive Committee. Ms Mann is also currently the Vice President of IEL.



                                 Page 9
   STEPHEN ROSENBERG, age 55, has been a director since September 10, 1999. He has been President of his own investment advisory firm located in Warner Robins, Georgia, since January of 1989. From December 1985 through December 1988, Mr. Rosenberg was a broker with Dean Witter Reynolds. He has taught graduate finance courses for Mercer University in Macon, Georgia, and is the author of a number of financial books. Mr. Rosenberg has appeared on CNN, CNBC and other radio and television programs as a financial expert and estate planning authority. He hosts a weekly radio program and appears on his local CBS affiliate. Mr. Rosenberg is also a Director of North American Medical Services Inc., a publicly traded company.

   The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above were selected as a director and/or executive officer. The Company is not aware of any family relationship among the officers and directors of the Company or its subsidiaries. The only arrangement with respect to members of the Board of which the Company is aware is the right of the HIIC Entities to appoint directors to the Board pursuant to ByeLaw 54B of the Company's ByeLaws.


OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Meetings:

   There were four meetings of the Board held during the fiscal year ended December 31, 1999. Pursuant to the Company's current ByeLaws, the Board consisted of six directors.

Compensation:

   At the December 6, 1996 meeting of the Board, the Board adopted an option plan covering 500,000 shares of Common Stock for members of the Board (the "Director Option Plan"). Pursuant to the Director Option Plan, all directors holding office at December 10th of each year automatically were granted options for the purchase of 10,000 shares of Common Stock at the trading price on such day. On October 17, 1997, the Board approved an amendment to the Director Option Plan changing the grant date to the date of the first meeting of the Board following the Company's Annual General Meeting of Shareholders. Options granted pursuant to the Director Option Plan have a ten-year term. On September 11,1999, each of the then directors of the Company were awarded options for the purchase of 10,000 shares, at an exercise price of US$0.14 and an expiration date of September 11, 2009.

Under the Management Incentive Plan, adopted by the Company on June 17, 1997, the directors were also granted options of 50,000 shares each, at an exercise price of US$0.50, with an expiration date of September 11, 2009. These specific options expire 180 days after a director ceases to serve the Company in that capacity. All of the directors of the Company are re-imbursed for out-of-pocket expenses. The directors of the Company receive no other compensation.






                                 Page 10
Executive Committee

   The Executive Committee of the Board currently consists of Ms Fortescue-Merrin, Mr Tony Clements, and Mr Stephen Rosenberg. The principal functions of the Executive Committee are to exercise the power of the Board in the management of the business and affairs of the Company with certain exceptions. The executive committee did not hold any meetings during the fiscal year ended December 31, 1999.

Audit Committee

   The Audit Committee of the Board currently consists of Ms Fortescue-Merrin, Ms Eppie Canning, and Mr Stephen Rosenberg. The principal functions of the Audit Committee are to make recommendations to the Board regarding; (i) its independent auditors to be nominated for election by the shareholders; (ii) to review the independence of such auditors; (iii) to approve the scope of the annual audit activities of the independent auditors; (iv) to approve the audit fee payable to the independent auditors; (v) and to review such audit results. The audit committee did not hold any meetings during the fiscal year ended December 31, 1999.

Compensation Committee

   The Compensation Committee currently consists of Ms Mann, Mr Tony Clements, and Mr Stephen Rosenberg. The Compensation Committee did not hold any meetings during the fiscal year ended December 31, 1999. For information on the duties and actions of the Compensation Committee, see "Report on Compensation."


                  SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND
                       FIVE PERCENT (OR MORE) SHAREHOLDERS

   As of June 30, 2000, based on information supplied to the Company, IEL's directors and executive officers as a group may be deemed to own beneficially (including shares purchased upon exercise of stock options and warrants, exercisable within 60 days) 1.35% of the outstanding shares of Common Stock. To the knowledge of the directors and officers of the Company, the following directors and officers of the Company and owners of five percent (or more) of the outstanding Common Stock beneficially own the shares of Common Stock set forth below.

                                                Amount and Nature of
      Name                             Beneficial Ownership Percent of Class(1)
      ----                             -------------------- -------------------
      Michael L Bartlett
          (director nominee).........             NIL                 *
      Anthony P. Clements(2) .......          190,000                 *
      Deborah Fortescue-Merrin(3)....         220,000                 *
      Jack Iles (director nominee)                NIL                 *
      Anastasia Kostoff-Mann(5)......         110,000                 *
      Stephen Rosenberg(6)...........          76,500                 *
      Directors and Officers as a Group
      (6 individuals)...............          596,000               1.19%
      Harrah's Interactive Investment
       Company (9)...................       6,886,915              13.01%

*Less than 1%


                                 Page 11
(1) Percent of class is determined by dividing the number of shares beneficially owned by the outstanding number of shares of the Company, and increased by options and warrants for 2,922,761 shares, which are currently exercisable.
(2) Includes options for 100,000 shares of Common Stock under the 1996 Stock Program, options for 40,000 shares under the Directors Option Plan, and options for 50,000 shares granted under the Management Incentive Plan.
(3) Does not include 376,471 shares of Common Stock held by a company which Ms. Fortescue-Merrin's spouse controls. Does not include 3 Class B Series A Convertible Preference Shares, which have been donated to a charitable foundation of which both Mr & Mrs Merrin are directors. Does not include 27 Class B Series A Convertible Preference Shares, which have been donated to a charitable foundation of which both Mr & Mrs Merrin are directors. Includes options for 150,000 shares of Common Stock under the 1996 Stock Program, options for 20,000 shares of Common Stock under the Directors Option Plan, and options for 50,000 shares granted under the Management Incentive Plan.
(5) Includes options to purchase 50,000 shares of Common Stock under the 1996 Stock Program, 10,000 shares under the Directors Option Plan, and options for 50,000 shares granted under the Management Incentive Plan.
(6) Does not include 38,200 shares held by Mr. Rosenberg's spouse. Includes options for 10,000 shares under the Directors Option Plan and options for 50,000 shares granted under the Management Incentive Plan.
(7) Harrah's Interactive Investment Company's address is 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada, 89146.



EXECUTIVE COMPENSATION

   The following table sets forth all compensation for services in all capacities to the Company for the three most recently completed fiscal years in respect of each of the individuals who served as the Chief Executive Officer during the last completed fiscal year and those individuals who were, as of December 31, 1999, the executive officers of the Company whose individual total compensation for the most recently completed financial year exceeded $100,000 (collectively, the "Named Executive Officers") including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an Officer at the end of the most recently completed financial year:


SUMMARY COMPENSATION TABLE


                                                                     Long Term
                                      Annual Compensation       Compensation Awards
                                  ---------------------------  -----------------------
                                                               Restricted   Securities
                          Fiscal                 Other Annual    Stock      Underlying
Name and Principal         Year   Salary  Bonus  Compensation    Awards      Options
Position                  Ended      $      $         $           (#)          (#)
- ---------------------  -------- ------- ------ ------------  ----------   ----------

Deborah Fortescue-Merrin 12/31/99   NIL    NIL        NIL          NIL         60,000
Chairman and President(1)

Michael Irwin........... 12/31/99   NIL    NIL      78,946(1)      NIL        166,666
                         12/31/98  96,596  NIL      54,376         NIL        200,000(2)
Assistant Secretary and  12/31/97  49,193  NIL      70,103         NIL        100,000
Controller






                                 Page 12
(1) Mr. Irwin was retained as a consultant from August 1995 through June 1997 and became an employee of the Company on July 1, 1997. Severance pay of $45,000 is included for the year ending December 31, 1998. Mr. Irwin was retained from November 14, 1998 to February 29, 2000 as a consultant and received $9,376 for the year ending December 31, 1998. Consulting fees of $ 78,946.00 are included for the year ending December 31, 1999
(2) 1998 option grants under the Management Incentive Plan include options granted to replace options originally granted during 1997.



                      OPTION GRANTS IN THE LAST FISCAL YEAR

There were no option grants to employees during the year ending December 31, 1999.


                         No of Securities    Percent of Total            Exercise                       Potential Realizable Value
                            Underlying       Options Granted to           or Base     Expiration          At Assumed Annual Rates
                         Options Granted   Directors and Officers          Price         Date           of Stock PriceAppreciation
Name                            (#)            in Fiscal Year              ($/sh)                              for Option Term
                                                                                                               5%            10%

John Boushy                  10,000(1)               xx                  $0.14000     9-10-09                  xx             xx
John Boushy                  50,000(2)               xx                  $0.50000     9-10-09                  xx             xx
Eppie Canning                10,000(1)               xx                  $0.14000     9-10-09                  xx             xx
Eppie Canning                50,000(2)               xx                  $0.50000     9-10-09                  xx             xx
Tony Clements                10,000(1)               xx                  $0.14000     9-10-09                  xx             xx
Tony Clements                50,000(2)               xx                  $0.50000     9-10-09                  xx             xx
Deborah Merrin               10,000(1)               xx                  $0.14000     9-10-09                  xx             xx
Deborah Merrin               50,000(2)               xx                  $0.14000     9-10-09                  xx             xx
Anastasia Mann               10,000(1)               xx                  $0.50000     9-10-09                  xx             xx
Anastasia Mann               50,000(2)               xx                  $0.14000     9-10-09                  xx             xx
Stephen Rosenberg            10,000(1)               xx                  $0.50000     9-10-09                  xx             xx
Stephen Rosenberg            50,000(2)               xx                  $0.14000     9-10-09                  xx             xx
Michael Irwin               166,666(2)               2.5%                $0.50000     9-10-09                  xx             xx
David Morgan                 63,333(2)               xx                  $0.50000     9-10-09                  xx             xx
Dan Harris                   75,000(2)               xx                  $0.50000     9-10-09                  xx             xx

*Less than 1%
(1) Option granted to each director of the Company pursuant to the Director Option Plan on September 10, 1999.
(2) Options granted under the Management Incentive Plan



FISCAL YEAR-END OPTION VALUES

   No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1999. No options listed in this table were in-the-money at the end of the fiscal year ended December 31, 1999.



                                              Number of Securities Underlying Unexercised
                                                      Options at Fiscal Year End (#)
Name                                              Exercisable              Unexercisable


Deborah Fortescue-Merrin(1)                        150,000                           NIL
Deborah Fortescue-Merrin(2)                         20,000                           NIL
Deborah Fortescue-Merrin(3)                         50,000                           NIL

Michael Irwin(3)                                    33,334                           NIL
Michael Irwin(3)                                   166,666                           NIL

(1) Options issued pursuant to the 1996 Stock Program.
(2) Options issued pursuant to Director Option Plan.
(3) Options issued pursuant to the Management Incentive Plan.


                               Page 13
REPORT ON COMPENSATION

Mr Mike Irwin served as Assistant Secretary and Chief Accounting Officer of the Company in the fiscal year 1999. He was compensated on a consulting basis, and received US$ 78,946 during 1999. Mr Irwin was also granted an option to purchase 166,666 shares at US$0.50 per share


The Members of the Board of Directors During The Fiscal Year Ended December 31, 1999.

   Charles L. Atwood (resigned)
   John M. Boushy
   Eppie Canning
   Anthony P. Clements
   Brian Deeson (did not stand for re-election)
   Quinten Dreesmann (resigned)
   Deborah Fortescue-Merrin
   Laurence S. Geller (resigned)
   Phillip Gordon (resigned)
   Anastasia Kostoff-Mann
   Stephen Rosenberg
   Amnon Shiboleth (resigned)
   Gordon Stevenson (resigned)
   Judy Wormser (resigned)



PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Shareholder Return on Common Shares of the Corporation, and the CRSP Total Return Index for NASDAQ U.S. and Foreign
 Stocks based on a $100 Investment assuming reinvestment of Dividends


Raw Data Base 100 for Graph

                --------        ------------------
             IEL      NASDAQ      IEL       NASDAQ
           -------    ------    -------     ------
12/31/93     4.725    253.873       100        100
12/30/94     5.625    246.250       119         97
12/29/95     2.750    345.863        58        136
12/31/96     3.750    423.427        79        167
12/31/97     2.875    517.841        61        204
12/31/98   0.03125    715.138         1        282
12/31/99   0.03125    _______         1        ___


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Redemption Agreement: As of April 30, 1997, pursuant to Redemption Agreements (the "Redemption Agreements"), the Company issued to recipients designated by Dr. Rex E. Fortescue, formerly a director of the Company, and


                                Page 14
Anthony P. Clements, a director of the Company, 175,000 and 333,000 shares of Common Stock, respectively. These shares were issued as consideration for Messrs. Fortescue's and Clements' agreement to place into escrow 1,525,000 shares of Common Stock (of which 525,000 are registered in the name of Dr. Fortescue and 1,000,000 are registered in the name of Mr. Clements, which are held in an escrow pursuant to a performance earn-out provision, only if such shares are released from the escrow for any reason whatsoever. Dr. Fortescue is the father of Deborah Fortescue-Merrin, Chairman of the Board and President of the Company.

   Amalgamations: Pursuant to a Plan and Agreement of Merger and Amalgamation, dated as of May 13, 1997 (the "Amalgamation Agreement"), the Company's then wholly-owned subsidiary SGI Holding Corporation Limited, a Bermuda exempted company ("SGIHC"), amalgamated with and into its 80% owned subsidiary, then known as Interactive Entertainment Limited, a Bermuda exempted company ("Operating Sub"). The Amalgamation Agreement is between the Company, Operating Sub, SGIHC and HIIC, the former owner of 20% of the outstanding stock of Operating Sub. Pursuant to the Amalgamation Agreement,
Operating Sub amalgamated with and into SGIHC and thereafter SGIHC amalgamated with and into the Company (the "Amalgamations"). As a result of the Amalgamation of Operating Sub and SGIHC, the outstanding shares of Operating Sub common stock held by HIIC were converted into 5,879,040 shares of Common Stock. Pursuant to the Amalgamation Agreement, HIIC and its affiliates were provided, through certain amendments to the Bye-Laws of the Company, (approved at the Special General Meeting of Shareholders of the Company held June 16, 1997), with the right to appoint persons (the "HIIC Appointees") to the Board, and to specified committees in a number generally proportionate to their share holdings. Additionally, the HIIC Entities, as shareholders, and the HIIC
 Appointees were provided, pursuant to the Amalgamation Agreement, with the right to approve specified significant corporate actions by the Company for as long as the ownership of Common Stock by the HIIC Entities is in excess of 20% (10% in some cases) of the outstanding voting shares computed on a fully-diluted basis. The total number of shares owned by HIIC is 6,886,915, currently representing 13.01% of the outstanding common shares.

   HIIC License Agreement: On June 17, 1997, in connection with the Amalgamations, the Company also entered into a Software License Agreement with HIIC (the "License Agreement"). The License Agreement is a fully-paid, perpetual world-wide license to the HIIC Entities to use the Company's gaming technology in non-competitive uses in traditional casino venues which the HIIC Entities own, operate or manage. The License Agreement includes source codes for the Company's gaming software, and neither party to the License Agreement has any obligation to share or provide any improvements or modifications with the other party.

   HIIC Registration and Preemptive Rights: Also on June 17, 1997 and in connection with the Amalgamations, the Company entered into a Registration and Preemptive Rights Agreement with HIIC (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the HIIC Entities have two demand registration rights to cause the Company to register the Common Stock owned by the HIIC Entities. Each such offering is required to be underwritten on a firm commitment basis by an underwriter chosen by the Company. Pursuant to the Registration Rights Agreement, until the earlier of when the HIIC Entities own less than 5% of the outstanding voting shares of the Company on a fully-diluted


                                 Page 15
basis, the HIIC Entities have customary piggy-back rights to include their shares of Common Stock inn registered offerings by the Company. Pursuant to the Registration Rights Agreement, the HIIC Entities have the right to purchase securities offered by the Company for as long as the HIIC Entities own 20% or more of the outstanding Common Stock on a fully-diluted basis at the same price and terms such securities are otherwise being offered. The HIIC Entities also have the right for as long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions conducted by the Company. Additionally, at any time that the HIIC Entities own less than 10% of the outstanding voting shares, on a fully-diluted basis, the Company has the right to cause the HIIC Entities to sell their voting shares pursuant to a registered sale, and the HIIC Entities have the right to cause the Company to file a registration statement to sell their voting shares in the event of any change in or conduct of the business or proposed business of the Company or any of its subsidiaries or any other action or inaction of the Company or any of its subsidiaries which would jeopardize the HIIC Entities' gaming and related licenses or the if Company does not redeem a "Disqualified Holder" (as defined in and pursuant to the Company's Bye-Laws) of its securities, in each case at the Company's expense without being subject to the limitations on demand rights set forth above.



                                   PROPOSAL 5

                             APPOINTMENT OF AUDITOR

   Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Buckley Dodds as the auditor of the Company, to hold office for the ensuing year, at a remuneration to be negotiated by management, and approved by the Board.


EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

   DEBORAH FORTESCUE-MERRIN, a Director of the Company was appointed the Chairman of the Board and President at the Directors Meeting September 11, 1999

   ANASTASIA KOSTOFF-MANN, a Director of the Company was appointed Vice President June 9, 2000

   MICHAEL IRWIN served as Assistant Secretary and Chief Accounting Officer until his resignation on February 29, 2000.

   DAVID MORGAN has over 14 years experience in the information technology (IT) industry. His expertise ranges from engineering and software development to project management and leadership roles. Mr Morgan has significant IT experience from several industries, including Internet startups, entertainment, hospitality, retail and insurance. For the past several years, Mr Morgan has focused primarily on the in-flight entertainment business with Interactive Entertainment Ltd. He has also held senior software development positions at Harrah's Entertainment Ltd., Promus Hotels and IBM.



                                  Page 16
   DAN HARRIS has a wide-ranging career background in the IT industry. Mr Harris is a seasoned developer with more than nine years experience in software project management. His roles have included: line, programme and project management; applications development; consulting; sales and marketing. He has worked in both Asia and the United States.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Other than as indicated below, no director, officer or beneficial owner of more than 10% of any class of equity securities has failed to file reports required by Section 16(b) of the Exchange Act for the Company's fiscal year ended December 31, 1999.


SOLICITATION OF PROXIES

   The cost of soliciting proxies will be borne by the Company. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock and normal handling charges will be paid for such forwarding services.



                       SHARES SUBJECT TO IRREVOCABLE PROXY
                        AND AGREEMENT NOT TO VOTE SHARES

   3,525,000 shares of Common Stock are subject to an irrevocable proxy and an agreement not to vote, and will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company. When the Company acquired the rights to its in-flight gaming software from SGII on November 7, 1991, a portion of the consideration was 3,000,000 shares of Common Stock which, according to then applicable requirements, were placed in escrow, to be released on the basis of one share for each U.S.$1.78 of net cash flow generated from the assets over a ten-year period (the "Performance Shares"). An additional 525,000 shares, which were issued to Dr. Rex E. Fortescue, formerly a director of Sky Games, are held in the escrow on the same terms and are also included as Performance Shares. As part of certain agreements to allow the eventual redemption and cancellation of the 3,525,000 Performance Shares only when and if such Performance Shares should be released from the escrow, the holders of the Performance Shares issued an irrevocable proxy to First Tennessee Bank, and First Tennessee Bank entered into an agreement not to vote the Performance Shares at any general meeting of shareholders of IEL or otherwise. The irrevocable proxy and the agreement not to vote the Performance Shares will terminate upon the cancellation of the Performance Shares. Consequently, the 3,525,000 Performance Shares will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company.









                                 Page 17
OTHER MATTERS

   Management of the Company is not aware of any other matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.


SHAREHOLDER PROPOSALS

   Proposals of shareholders to be presented at the 2001 Annual General Meeting of Shareholders must be received by the Company no later than December 20, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.


DATED: June 30,  2000.






































                                    Page 18
                         Interactive Entertainment Limited

        Proxy for Annual General Meeting of Shareholders on August 30, 2000

   This Proxy is Solicited on Behalf of the Board of Directors of Interactive
                             Entertainment Limited

    The undersigned hereby appoints Stephen James or Hiren Patel, or either of them, with full power of substitution, the undersigned's true and lawful attorneys and proxies to vote the shares of Common Stock of Interactive Entertainment Limited which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at Hamilton, Bermuda August 30, 2000 at 10:00 a.m. Eastern Daylight Time, and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on such other matter as May properly come before the meeting or any adjournments or postponements thereof.

    Unless otherwise instructed, this proxy will be voted for the nominees listed in Proposal 4 and for approval of the matters set forth in Proposals 1, 2, 3 and 5.

    Please mark, sign and mail this proxy promptly in the enclosed envelope.

    1. Change in name to Creator Capital Limited.:
         [_] FOR       [_] AGAINST
         approval      approval


    2. Reverse Stock Split:
       [_] FOR         [_] AGAINST       [_] ABSTAIN
       approval        approval

    3. Increase in Capital:
       [_] FOR         [_] AGAINST       [_] ABSTAIN
       approval        approval

    4. Election of Director Nominees: Messrs. Bartlett, Clements, Iles, Rosenberg and Ms. Fortescue-Merrin and Kostoff-Mann
         [_] FOR       [_] WITHHELD           [_] FOR, except
         nominees      from nominees          vote withheld
                                              from the
                                              following
                                              nominee(s)

                                  ____________________________________________

    4. FOR the appointment of Ernst & Young LLP as the Company's auditor:
         [_] FOR       [_] AGAINST           [_] ABSTAIN
         approval      approval


Dated: _____________, 2000

Signature: ______________________

Capacity/Title: _________________

Please sign the exact name of the
shareholder as it appears hereon.
If acting as administrator, trustee or in 0ther representative capacity, please sign name and title. Please check mark, sign, date and mail this proxy promptly in the enclosed envelope.


C:\AGM 2000 - Proxy Edgar Pre 14A (1).doc
C:\AGM 2000 - Proxy Edgar Pre 14A (1).doc